Exhibit 99.1

OTX-TP PHASE 3 TRIAL: Topline Efficacy results Mean intraocular pressure Diurnal Timepoints 2 Weeks 6 Weeks 12 Weeks OTX-TP mm Hg Placebo mm Hg LS Mean P-value OTX-TP mm Hg Placebo mm Hg LS Mean P-value OTX-TP mm Hg Placebo mm Hg LS Mean P-value 8:00 AM 21.02 22.86 <.0001 21.93 22.73 0.0181 22.83 23.23 0.2521 10:00 AM 20.16 21.92 <.0001 21.05 21.85 0.0077 21.74 22.45 0.0234 4:00 PM 19.46 21.51 <.0001 20.53 21.55 0.0004 21.41 22.08 0.0310 15 Full Analysis Set, Baseline-adjusted Least Squared (LS) Means

OTX-TP PHASE 3 TRIAL: Topline Efficacy results Reduction in intraocular pressure (change from baseline) Diurnal Timepoints 2 Weeks 6 Weeks 12 Weeks OTX-TP mm Hg Placebo mm Hg LS Mean P-value OTX-TP mm Hg Placebo mm Hg LS Mean P-value OTX-TP mm Hg Placebo mm Hg LS Mean P-value 8:00 AM -5.72 -3.88 <.0001 -4.81 -4.01 0.0181 -3.91 -3.52 0.2521 10:00 AM -4.92 -3.16 <.0001 -4.03 -3.23 0.0077 -3.34 -2.63 0.0234 4:00 PM -5.22 -3.18 <.0001 -4.16 -3.14 0.0004 -3.27 -2.60 0.0310 16 Full Analysis Set, Baseline-adjusted Least Squared (LS) Means